SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

Check the appropriate box:
|X|  Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule14c-5(d)(2))
|_|  Definitive Information Statement

Shineco, Inc.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box.):

|X|        None required

|_|         Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)         Title of each class of securities to which transaction applies:

2)         Aggregate number of securities to which transaction applies:

3)         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):

4)         Proposed maximum aggregate value of transaction:

5)         Total fee paid:

|_|         Fee paid previously with preliminary materials.

|_|         Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1)         Amount previously paid:
2)         Form, Schedule or Registration Statement No.:
3)         Filing Party:
4)         Date Filed:

Shineco Inc.
515 Madison Avenue, 21st floor
New York, NY 10022

TO THE STOCKHOLDERS OF SHINECO, Inc.:

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In accordance with the provisions of Section 228 of the Delaware General Corporation law ("DGCL"), notice is hereby given that shareholders owning a total of 9,069,721 shares (approximately 97.5% of the issued and outstanding common stock of Shineco, Inc., a Delaware corporation, ("Shineco"), having not less than the minimum number of votes that would be necessary to authorize or take such action, as described below have, by written consent, without a meeting and without a vote, on July 18, 2005, (the "Written Consent"), in lieu of any meeting, agreed to the following shareholder actions:

(1) Amending the Certificate of Incorporation to increase the number of shares of Common Stock par value $.001 the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares and to authorize the issuance of 5,000,000 shares of Preferred Stock par value $.001 per share with such rights and preferences as are determined from time to time by the Board of Directors.

Only holders of record of the Shineco stock at the close of business on July 18, 2005, are entitled to receive notice of the informal action by the shareholders in accordance with Section 228 of the DGCL. This Information Statement is being sent on or about August _____, 2005, to such holders of record. No response is being requested from you and you are requested not to respond to this Information Statement. In accordance with Section 228 of the DGCL, this Notice and Information Statement is notice of the taking of the corporate actions, without a meeting by less than unanimous written consent to those shareholders who have not consented in writing.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Written Consent

Pursuant to Section 228 of the DGCL, shareholders owning a majority of the outstanding shares of common stock of Shineco have voted by Written Consent in favor of the following action:

Amending the Company’s Certificates of Incorporation to increase the number of shares of Common Stock par value $.001 per share the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares and to authorize the issuance of 5,000,000 shares of Preferred Stock par value $.001 per share with such rights and preferences as are determined from time to time by the Board of Directors.

Dissenter's Rights--Under Delaware law, shareholders are not entitled to dissenter's rights of appraisal on any proposal referred to herein.

Information Relating to the Proposal

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from shareholders representing approximately 97.5% of our outstanding shares of common stock the amendment for the Articles of Incorporation as stated above.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

Vote Required; Manner of Approval

The proposed amendment requires the approval of a majority of the outstanding shares of common stock.  Each holder of common stock is entitled to one (1) vote for each share held.  The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on July 18, 2005 (the "Record Date"), the day on which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment to the Articles of Incorporation.  As of the record date, the Company had 9,298.923shares of common stock issued and outstanding.  Holders of the shares have no preemptive rights.  All outstanding shares are fully paid and nonassessable.

The transfer agent for the common stock is Liberty Transfer Company Liberty Transfer Co., 274-B New York Avenue, Huntington  NY 11743, telephone: (631) 385-1616.

Meeting Not Required

DGCL Section 288 provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company.  The Company’s Form 10-KSB for the year ended December 31, 2004 and all prior and subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives.  The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable to the actions to change the authorized capital of the Company, effectuate the reverse stock split or enter into the Exchange Agreement.

Proposals by Security holders

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owners and Management

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The following table lists, as of July 18, 2005, the number of shares of common stock beneficially owned by

(i)         each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;

(ii)        each officer and director of the Company; and

(iii)       all officers and directors as a group.

Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 9,298,923 shares of Shineco, Inc.  common stock issued and outstanding as of July 18, 2005.  There are no options, warrants or other securities convertible into shares of Company common stock outstanding.

Name	Address	Number of Shares	Percentage
Yuying Zhang	Suite 1203, Dixiang Garden of Wanke Xincheng Garden, Xin Yibai Avenue, Beichen District, Tianjin, China, PC: 300402	2,715,148	29.36
Min Zhao	Suite 1203, Dixiang Garden of Wanke Xincheng Garden, Xin Yibai Avenue, Beichen District, Tianjin, China, PC: 300402	1,810,099	19.57
Shuangpeng Tian	Electric Power Bureau of Renqiu City, Hebei Province, China, PC:062550	1,176,564	12.72
Guocong Zhou	Suite 233, 5 Nongfengli, North Chaoyang Street, Chaoyang District, Beijing, China, PC: 100020	1,176,564	12.72

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Weixing Yin	Suite 1704, Building 1, Modern City, 88 Jianguo Street, Chaoyang District, Beijing, China, PC: 100022	814,545	8.8
Li Shi	Suite 401, Entrance 2, Building 26, Dinghuisi Dongli, Haidian District, Beijing, China, PC: 100036	814,545	8.8
Liu Guiqing	Suite 10, Entrance 7, 7 Fenzi Hutong, Xicheng District, Beijing, China, PC: 100032	543,030	8.7
John R. Rice	515 Madison Avenue, New York, NY 10022	19,226	2.08
All officers and directors as a group (5 persons):		5,268,513	56.66

(1) Yuying Zhang and Min Zhao are husband and wife.  Each disclaims beneficial ownership in the shares held by the other.

Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated  above upon the exercise of options,  warrants or convertible securities.  Each beneficial owner's percentage of ownership is determined by assuming that options, warrants or convertible securities that are held by such person (not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.  All options heretofore granted by the Company have been subsequently exercised and there are currently no options, warrants or any other form of securities convertible into its common stock outstanding.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL:

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 50,000,000 SHARES AND TO AUTHORIZE THE ISSUANCE OF 5,000,000 shares of PREFERRED STOCK PAR VALUE $.001 PER SHARE.

The Board of Directors has determined that it would be in the best interest of the Company to increase its authorized capital from 25,000,000 shares of common stock, $0.001 par value per share to 50,000,000 shares of common stock, $0.001 par value per share and to authorize the issuance of 5,000,000 shares of Preferred Stock par value

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$.001 at such times and in such amounts as may be determined by the Board in its sole discretion.

The Company currently has issued and outstanding 9,298,823 shares of its common stock.  Its authorized capital consists of 25,000,000 shares of common stock $0.001 par value per share.  That leaves 15,701,177 shares of common stock available for issuance at this time.  The Company believes that it may need additional shares of common stock available for issuance in the future to raise capital and for possible acquisitions and believes that it is prudent at this time to increase the Company's authorized capital and to authorize the issuance of 5,000,000 shares of Preferred Stock, par value to $.001 per share to be issued from time to time at the discretion of the Board of Directors.  To do so, a majority of the issued and outstanding shares of common stock must approve and has approved of the amendment to the articles of incorporation.

Effect

The issuance by the Company of any additional shares of Common Stock will dilute both the equity interests and the earnings per share, if any, of existing holders of the Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

Certain Matters Related to this Item

The amendment to the articles of incorporation will become effective upon filing with the Secretary of State of Delaware.  It is anticipated that the foregoing will take place twenty-one (21) days after the Definitive Information Statement is mailed to the Company's shareholders.

Interest of Certain Persons in Favor of or in Opposition to Increasing the Authorized Capital

No officer or director is currently expected to receive any direct or indirect benefit from the Company's proposed increase in its authorized capital.  No officer or director or any person has notified the Company that it intends to oppose the Company's increase in authorized capital.

MARKET FOR THE COMPANY'S COMMON STOCK

There has been no public trading in the Company's common stock and there can be no assurance that a public trading market in the Company's common stock will develop.

Other Matters

No Solicitation of Votes

Under Section 228 of the DGCL, in lieu of a meeting, shareholder action may be taken by written consent of a majority of the outstanding shares necessary to authorize the

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transaction. Shineco's Shareholders owning a total of 9,069,721 shares, or approximately 97.5% of Shineco's outstanding shares, have signed the Written Consent. Therefore, other than those shareholders, no vote of any other shareholder of Shineco is required to authorize the corporate actions described in this Information Statement.

Shineco is not required to solicit and is not soliciting votes or consents from any of its other shareholders.

Payment of Expenses

The payment of expenses related to the preparation and filing of this Information Statement has been made by Shineco.

More Information

This Information Statement is provided for information purposes only. We are not soliciting proxies in connection with the items described herein. You are not required to respond to this Notice.

By order of the Board of Directors
/s/ Yuying Zhang, CEO

August 2, 2005

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